UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2020

CYTOSORBENTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey		08852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2020, CytoSorbents Corporation (the “Company”) announced the appointment of Efthymios Deliargyris, M.D. as the Company’s Chief Medical Officer effective as of May 1, 2020.

Dr. Deliargyris is a triple board-certified physician (internal medicine, cardiology and interventional cardiology) with a distinguished career in clinical medicine and academia and significant biotech experience in global leadership roles. Most recently, Dr. Deliargyris served as the Chief Medical Officer of PLx Pharma Inc. (NASDAQ: PLXP) from August 2018 to April 2020. Prior to PLx Pharma Inc. Dr. Deliargyris was the founder and managing director of the Science and Strategy Consulting Group providing expert advice and solutions on scientific, regulatory, strategic and commercialization challenges to companies engaging in the cardiovascular arena. Previously, from 2012 until 2017, Dr. Deliargyris served as Global Medical Lead of the Cardiovascular franchise at The Medicines Company where he led global medical strategy, global medical affairs and late stage R&D. Prior to joining The Medicines Company, Dr. Deliargyris served as Chief, Cardiology and Interventional Cardiology at Athens Medical Center in Athens, Greece from 2004 until 2010 and as Assistant Professor of Cardiology and Director of the Intravascular Laboratory (IVUS) at Wake Forest University in Winston- Salem, NC from 2001 to 2004. Dr. Deliargyris is internationally recognized for his original research in cardiovascular disease and thrombosis and has authored over 100 publications in the top journals including the New England Journal of Medicine, the Journal of the American College of Cardiology and Circulation. His original research has been recognized with multiple awards, including the prestigious Society of Cardiac Angiography & Interventions (SCAI) Fellowship Award in 1999 for best original research in interventional cardiology in the United States. Dr. Deliargyris received his Doctor of Medicine degree from the Kapodistrian University of Athens School of Medicine and completed his residency training in internal medicine at Tufts University School of Medicine and his fellowships in cardiology and interventional cardiology at the University of North Carolina at Chapel Hill.

In connection with Dr. Deliargyris’ appointment as the Company’s Chief Medical Officer, the Company entered into an employment agreement with Dr. Deliargyris dated April 12, 2020 (the “Employment Agreement”). The Employment Agreement provides for an initial term commencing no later than May 18, 2020 and ending December 31, 2021. Thereafter, the Employment Agreement automatically renews for additional one-year terms, unless either the Company or Dr. Deliargyris provides written notice of non-renewal at least 60 days prior to the commencement of the new applicable term. Dr. Deliargyris is entitled to a base salary of $385,000 per year, and such salary will be reviewed on an annual basis by the Compensation Committee of the Board of the Company (the “Compensation Committee”). Pursuant to the Employment Agreement, Dr. Deliargyris is entitled to the grant of 120,000 restricted stock units in the event of a Change of Control (as defined in the Employment Agreement), which such units fully vest as of and only upon a Change of Control and subject to Dr. Deliargyris’ continued employment as of the consummation of the Change of Control. Additionally, beginning in calendar year 2021, Dr. Deliargyris will be eligible to receive equity compensation under the Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan, on such terms and conditions as determined by the Compensation Committee. The Employment Agreement contains customary covenants regarding non-competition, non-solicitation, confidentiality and work made for hire.

Additionally, in connection with the execution of the Employment Agreement, Dr. Deliargyris was granted a stock option to purchase 85,500 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) with an exercise price of $6.59 per share. The vesting of this option will be over four years, with 30,000 shares underlying such option vesting immediately and becoming exercisable on October 12, 2020 and the remaining 55,000 shares underlying such option vesting and becoming exercisable in three approximately equal installments on April 12, 2021, April 12, 2022 and April 12, 2023, subject to Dr. Deliargyris’ continued employment by the Company on the applicable vesting date. Additionally, Dr. Deliargyris was granted 20,000 restricted stock units which will vest upon the earlier of a Change of Control and April 12, 2024, subject to Dr. Deliargyris’ continued employment by the Company on the applicable vesting date. The restricted stock units will settle into shares of Common Stock upon vesting.

The foregoing description of Dr. Deliargyris’ Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no family relationships between Dr. Deliargyris and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended ("Regulation S-K"). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Dr. Deliargyris had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 27 2020, the Company issued a press release announcing the appointment of Efthymios Deliargyris, M.D. as the Company’s Chief Medical Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Efthymios Deliargyris, M.D., dated April 12, 2020
99.1	Press Release of the Company, dated April 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2020	CytoSorbents Corporation

	By:	/s/ Dr. Phillip P. Chan
		Name:	Dr. Phillip P. Chan
		Title:	President and Chief Executive Officer